Exhibit 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700
NEWS RELEASE

Contact:	Jennifer Franklin

Phone:	949.333.1721

Email:	jfranklin@Stiracmg.com
STEADFAST INCOME REIT, INC. ANNOUNCES
RESULTS FOR THE YEAR ENDED DECEMBER 31, 2017
Irvine, Calif., March 29, 2018 — Steadfast Income REIT, Inc. (the “Company”) announced today its operating results for the year ended December 31, 2017.
For the year ended December 31, 2017, the Company had total revenues of $213.0 million compared to $218.2 million for the year ended December 31, 2016. Net income was $72.5 million for the year ended December 31, 2017, compared to net loss of $25.6 million for the year ended December 31, 2016. Total assets of the Company at December 31, 2017, were $1.25 billion compared to $1.59 billion at December 31, 2016.
Highlights:
The Company:

•
Owned a multifamily property portfolio as of December 31, 2017, of 48 properties comprising a total of 12,156 apartment homes and 21,130 square feet of rentable commercial space at two properties with an aggregate purchase price, including development and construction costs but excluding closing costs, of $1.2 billion and a 10% ownership interest in the Joint Venture (defined below).

•
As of December 31, 2017, the Company had $415.7 million of fixed rate debt with a weighted-average interest rate of 3.89% and $460.1 million of variable rate debt with a weighted-average interest rate of 3.78%. The weighted average interest rate on the Company's total outstanding debt as of December 31, 2017, was 3.83%;

•	Funded $16.4 million for additions to real estate investments for the year ended December 31, 2017, compared to $28.3 million for the year ended December 31, 2016;

•
Disposed of 17 multifamily properties, including the contribution of 12 properties to the Joint Venture, for a gross sales price of $460.6 million, exclusive of closing costs for a gain on sales of real estate of $96.6 million;

•
Entered into a joint venture arrangement with Blackstone Real Estate Income Trust, Inc. ("BX REIT"), whereby the Company agreed to contribute a portfolio of 20 multifamily properties to BREIT Steadfast MF JV LP (the "Joint Venture"), in exchange for cash and a 10% ownership interest in the Joint Venture. BX REIT, through its subsidiaries, owns a 90% interest in the Joint Venture and serves as the general partner of the Joint Venture;

twelve properties were contributed to the Joint Venture on November 15, 2017, and the remaining eight properties were contributed to the Joint Venture on January 31, 2018;

•
Experienced a decrease in net operating income (“NOI”) from $113.7 million for the year ended December 31, 2016, to NOI of $110.5 million for the year ended December 31, 2017. (See the reconciliation of NOI to net income (loss) and accompanying notes contained within this release for additional information on how the Company calculates NOI.);

•
Experienced a decrease in modified funds from operations (“MFFO”), as defined by the Investment Program Association, from $49.1 million for the year ended December 31, 2016, to MFFO of $47.5 million for the year ended December 31, 2017. (See the reconciliation of MFFO to net income (loss) and accompanying notes contained within this release for additional information on how the Company calculates MFFO.);

•
Experienced an increase in funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts, from $43.9 million for the year ended December 31, 2016, to FFO of $44.5 million for the year ended December 31, 2017. (See the reconciliation of FFO to net income (loss) and accompanying notes contained within this release for additional information on how the Company calculates FFO.);

•
Reported net cash provided by operating activities of $47.1 million for the year ended December 31, 2017, compared to $54.3 million for the year ended December 31, 2016. Net cash provided by investing activities was $125.7 million for the year ended December 31, 2017, compared to net cash used in investing activities of $56.9 million for the year ended December 31, 2016; and

•
Reported net cash used in financing activities of $67.8 million for the year ended December 31, 2017, which included $54.4 million of distributions paid, all of which were paid in cash. Net cash provided by financing activities was $36.8 million for the year ended December 31, 2016, which included $54.9 million of distributions paid, all of which were paid in cash.

"Freddie Mac recently released its outlook for the 2018 multifamily housing market. Freddie Mac continues to see pent-up demand for household formation due to a recovering economy," said Ella Neyland, president of the Company. "With employment growth also comes higher wage growth, which Freddie Mac expects to pick up during the year, encouraging more household formation. We believe all of these economic factors benefit our apartment portfolio."

About Steadfast Income REIT
     Steadfast Income REIT is a real estate investment trust that was formed to acquire and operate a diverse portfolio of real estate investments focused primarily on the multifamily sector, including stable, income-producing and value-added properties.
     Steadfast Income REIT is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, California-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.
###
This release contains certain forward-looking statements. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may" and "should" and their variations identify forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of the Company's public filings with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

FINANCIAL TABLES, NOTES AND EXHIBITS FOLLOW

STEADFAST INCOME REIT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2017	2016
ASSETS
Assets:
Real Estate:
Land	$115,023,911	$114,972,911
Building and improvements	972,272,325	962,926,584
Other intangible assets	2,644,263	2,644,263
Total real estate held for investment, cost	1,089,940,499	1,080,543,758
Less accumulated depreciation and amortization	(193,075,058)	(147,507,076)
Total real estate held for investment, net	896,865,441	933,036,682
Real estate held for sale, net	129,849,889	528,498,193
Total real estate, net	1,026,715,330	1,461,534,875
Cash and cash equivalents	171,228,485	66,224,027
Restricted cash	31,442,700	15,466,891
Short-term investments	—	30,084,750
Investment in unconsolidated joint venture	8,133,156	—
Rents and other receivables	2,737,800	2,750,520
Assets related to real estate held for sale	2,424,823	12,086,960
Other assets	3,258,584	4,786,762
Total assets	$1,245,940,878	$1,592,934,785
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$29,617,317	$30,417,436
Notes payable:
Mortgage notes payable, net	683,326,105	683,977,182
Credit facility, net	90,222,098	88,578,626
Notes payable related to real estate held for sale, net	102,237,735	445,160,472
Total notes payable, net	875,785,938	1,217,716,280
Distributions payable	4,595,301	4,625,355
Due to affiliates	1,967,129	2,787,566
Liabilities related to real estate held for sale	3,327,420	16,959,905
Total liabilities	915,293,105	1,272,506,542
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock $0.01 par value per share; 999,999,000 shares authorized, 75,479,409 and 76,202,862 shares issued and outstanding at December 31, 2017 and 2016, respectively	754,794	762,029
Convertible stock, $0.01 par value per share; 1,000 shares authorized, issued and outstanding as of December 31, 2017 and 2016, respectively	10	10
Additional paid-in capital	664,110,915	672,018,194
Cumulative distributions and net losses	(334,217,946)	(352,351,990)
Total stockholders’ equity	330,647,773	320,428,243
Total liabilities and stockholders’ equity	$1,245,940,878	$1,592,934,785

STEADFAST INCOME REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2017	2016	2015
Revenues:
Rental income	$188,019,112	$192,088,348	$186,264,470
Tenant reimbursements and other	24,950,128	26,149,184	23,126,188
Total revenues	212,969,240	218,237,532	209,390,658
Expenses:
Operating, maintenance and management	58,347,903	57,832,187	53,915,306
Real estate taxes and insurance	35,114,937	36,507,827	35,825,445
Fees to affiliates	21,960,145	25,440,718	21,927,913
Depreciation and amortization	67,755,152	69,513,484	65,640,196
Interest expense	44,114,130	40,551,427	39,149,018
Loss on debt extinguishment	2,380,051	4,932,369	—
General and administrative expenses	6,732,330	9,039,171	5,949,993
Acquisition costs	—	—	7,145
Total expenses	236,404,648	243,817,183	222,415,016
Loss before other income (expense)	(23,435,408)	(25,579,651)	(13,024,358)
Other income (expense):
Equity in loss of unconsolidated joint venture	(663,896)	—	—
Gain on sales of real estate, net	96,573,171	—	—
Total other income (loss)	95,909,275	—	—
Net income (loss)	$72,473,867	$(25,579,651)	$(13,024,358)
Income (loss) per common share — basic and diluted	$0.96	$(0.34)	$(0.18)
Weighted average number of common shares outstanding — basic	75,794,705	76,195,083	76,335,114
Weighted average number of common shares outstanding — diluted	75,807,710	76,195,083	76,335,114

Steadfast Income REIT, Inc.
Non-GAAP Measures - FFO and MFFO Reconciliation
For the Years Ended December 31, 2017, 2016 and 2015
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a measure known as funds from operations ("FFO"), which the Company believes to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust ("REIT"). The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the Company's net income or loss as determined under GAAP.
The Company defines FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, the Company believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of the Company's operations, it could be difficult to recover any impairment charges. The Company's FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. The Company believes that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, the Company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of its performance to investors and to management, and when compared year over year, reflects the impact on its operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, and modified funds from operations ("MFFO") as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the Company's operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. The Company's management believes these fees and expenses do not affect the Company's overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, the Company believes that public, non-listed REITs, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. The Company's board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable. Thus, as a limited life REIT the Company will not continuously purchase assets and will have a limited life.
Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association ("IPA"), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which the Company believes to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate with a limited life and targeted exit strategy, as currently intended. The Company believes that, because MFFO excludes costs that it considers more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that are not capitalized, as discussed below, and affects its operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of its operating performance after the period in which it is acquiring properties and once its portfolio is in place. By providing MFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance after its offering has been completed and its properties have been acquired. The Company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, the Company believes MFFO is useful in comparing the sustainability of its operating performance after its offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of the Company's operating performance after its offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on the Company's operating performance during the periods in which properties are acquired.
The Company defines MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the "Practice Guideline"), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While the Company relies on its external advisor for managing interest rate, hedge and foreign exchange risk, the Company does not retain an outside consultant to review all of its hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of the Company's operations, the Company believes it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.
The Company's MFFO calculation complies with the IPA’s Practice Guideline described above, except with respect to certain acquisition fees and expenses as discussed below. In calculating MFFO, the Company excludes acquisition related expenses that are not capitalized, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Currently under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. However, following the recent publication of ASU 2017-01, Business Combinations (Topic 805): Clarifying the definition of business (“ASU 2017-01”), acquisition fees and expenses are capitalized and depreciated under certain conditions. On January 1, 2017, the Company elected to early adopt ASU 2017-01 and for any future acquisitions this would result in a substantial part of acquisition fees and expenses being capitalized and therefore not excluded from the calculation of MFFO but would be captured as depreciation in calculating FFO. However, these expenses are paid in cash by the Company. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the event that operational earnings and cash flow are not available to fund its reimbursement of acquisition fees and expenses incurred by its advisor, such fees and expenses will need to be reimbursed to the advisor from other sources, including debt, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company's business plan to generate operational income and cash flow to fund distributions to stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, the Company views fair value adjustments of derivatives and gains and losses from dispositions of assets and loss on extinguishment of debt as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
The Company's management uses MFFO and the adjustments used to calculate MFFO in order to evaluate the Company's performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate in this manner. The Company believes that its use of MFFO and the adjustments used to calculate MFFO allow the Company to present its performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs that are not capitalized, the use of MFFO provides information consistent with the Company's management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to the Company's current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, the Company believes MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of the Company's performance, as an alternative to cash flows from operations as an indication of the Company's liquidity, or indicative of funds available to fund the Company's cash needs, including the Company's ability to make distributions to stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of the Company's performance. MFFO is useful in assisting the Company's management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.
Neither the Securities and Exchange Commission (the "SEC"), NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that the Company uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization the Company may have to adjust its calculation and characterization of FFO or MFFO accordingly.

The Company's calculation of FFO and MFFO is presented in the following table for the years ended December 31, 2017, 2016 and 2015:

	For the Years Ended December 31,
Reconciliation of net income (loss) to MFFO:	2017	2016	2015
Net income (loss)	$72,473,867	$(25,579,651)	$(13,024,358)
Depreciation of real estate assets	67,601,984	69,360,316	65,271,243
Amortization of lease-related costs	153,168	153,168	368,953
Gain on sales of real estate, net	(96,573,171)	—	—
Adjustments for investment in unconsolidated joint venture(1)	829,927	—	—
FFO	44,485,775	43,933,833	52,615,838
Acquisition fees and expenses(2)(3)	2,291	960	194,880
Unrealized loss (gain) on derivative instruments	604,545	(61,698)	2,032,746
Loss on debt extinguishment	2,380,051	4,932,369	—
Change in value of restricted common stock to Advisor	—	312,353	300,440
Adjustments for investment in unconsolidated joint venture(1)	(63)	—	—
MFFO	$47,472,599	$49,117,817	$55,143,904
________________

(1)
Reflects adjustments to add back our noncontrolling interest share of the adjustments to reconcile the Company's net income (loss) attributable to common stockholders to FFO and MFFO for the Company's equity investment in the unconsolidated joint venture, which principally consists of depreciation and amortization incurred by the joint venture.

(2)
By excluding acquisition fees and expenses, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of the Company's properties. Acquisition fees and expenses include payments to the Company's advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. In the event that proceeds from the Company's initial public offering are not available to fund the reimbursement of acquisition fees and expenses incurred by the Company's advisor, such fees and expenses will need to be reimbursed to the advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows.

(3)
Acquisition fees and expenses for the years ended December 31, 2017, 2016 and 2015, include acquisition fees of $0, $960 and $187,735, respectively, that are recorded in fees to affiliates in the accompanying consolidated statements of operations. Acquisition expenses for the year ended December 31, 2017, of $2,291 did not meet the criteria for capitalization under ASU 2017-01 and are recorded in general and administrative expenses in the accompanying consolidated statements of operations. Acquisition expenses for the years ended December 31, 2016 and 2015, include acquisition expenses of $0 and $7,145, respectively, that are recorded in acquisition costs in the accompanying consolidated statements of operations.

Steadfast Income REIT, Inc.
Non-GAAP Measures - Net Operating Income
For the Years Ended December 31, 2017, 2016 and 2015
Net Operating Income ("NOI") is a non-GAAP financial measure of performance. NOI is used by investors and the Company's management to evaluate and compare the performance of the Company's properties and to determine trends in earnings and to compute the fair value of the Company's properties as it is not affected by (1) the cost of funds of the Company, (2) acquisition costs of the Company, (3) non-operating fees paid to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, or (5) general and administrative expenses and other gains and losses that are specific to the Company. The cost of funds is eliminated from net income because it is specific to the particular financing capabilities and constraints of the Company. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by the Company regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the property owner. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in the Company's multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing the Company's operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. The Company believes that eliminating these costs from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating its properties as well as trends in occupancy rates, rental rates and operating costs.
However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs, certain fees paid to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.
NOI is a measure of the operating performance of the Company's properties but does not measure the Company's performance as a whole. NOI is therefore not a substitute for net (loss) income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net (loss) income computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, the Company's NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as the Company does.

The following is a reconciliation of the Company's NOI to net income (loss) for the three months ended December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016	2015
Net income (loss)	$86,101,893	$(4,223,102)	$72,473,867	$(25,579,651)	$(13,024,358)
Fees to affiliates(1)	3,186,582	3,538,199	13,909,675	17,360,515	14,042,560
Depreciation and amortization	13,902,611	17,789,498	67,755,152	69,513,484	65,640,196
Interest expense	10,350,173	9,843,905	44,114,130	40,551,427	39,149,018
Loss on debt extinguishment	1,978,377	—	2,380,051	4,932,369	—
General and administrative expenses	1,513,444	2,550,631	6,732,330	9,039,171	5,949,993
Acquisition costs	—	—	—	—	7,145
Gain on sales of real estate, net	(91,190,324)	—	(96,573,171)	—	—
Adjustments for investment in unconsolidated joint venture(2)	970,819	—	970,819	—	—
Other (gains) and losses(3)	(769,037)	(516,752)	(1,215,779)	(2,141,740)	581,376
NOI	$26,044,538	$28,982,379	$110,547,074	$113,675,575	$112,345,930
________________

(1)
Fees to affiliates for the three months and year ended December 31, 2017, excludes property management fees of $1,407,012 and $6,278,850 and other fees of $393,646 and $1,771,620, respectively, that are included in NOI. Fees to affiliates for the three months and year ended December 31, 2016, excludes property management fees of $1,612,601 and $6,406,479 and other fees of $342,312 and $1,673,724, respectively, that are included in NOI. Fees to affiliates for the year ended December 31, 2015, excludes property management fees of $6,188,525 and other fees of $1,696,828 that are included in NOI.

(2)
Reflects adjustments to add back the Company's noncontrolling interest share of the adjustments to reconcile the Company's net income (loss) attributable to common stockholders to NOI for our equity investment in the unconsolidated joint venture, which principally consists of depreciation, amortization and interest expense incurred by the joint venture.

(3)
Other gains and losses for the years ended December 31, 2017, 2016 and 2015, include non-recurring insurance proceeds, interest income and certain corporate level expenses that are not included in NOI.

EXHIBIT A

Monthly Portfolio Snapshot	|	OCTOBER 2017

Property		Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Clarion Park Apartments		Olathe, KS	220	1	219	204	92.7%	96.2%
Cooper Creek Village Apartments		Louisville, KY	123	—	123	119	96.7%	97.6%
Truman Farm Villas		Grandview, MO	200	1	199	198	99.0%	100.0%
EBT Lofts		Kansas City, MO	102	—	102	94	92.2%	92.2%
Renaissance at St. Andrews		Louisville, KY	216	—	216	206	95.4%	96.8%
Spring Creek Apartments		Edmond, OK	252	2	250	238	94.4%	96.2%
Montclair Parc Apartment Homes		Oklahoma City, OK	360	2	358	339	94.2%	95.9%
Sonoma Grande Apartments		Tulsa, OK	336	1	335	311	92.6%	95.5%
Estancia Apartments		Tulsa, OK	294	1	293	270	91.8%	94.6%
Montelena Apartments		Round Rock, TX	232	1	231	214	92.2%	93.1%
Valley Farms Apartment Homes		Louisville, KY	160	1	159	152	95.0%	97.0%
Hilliard Park Apartments		Columbus, OH	201	1	200	187	93.0%	96.0%
Sycamore Terrace Apartments		Terre Haute, IN	250	1	249	233	93.2%	96.1%
Hilliard Summit Apartments		Columbus, OH	208	1	207	199	95.7%	97.6%
Springmarc Apartments		San Marcos, TX	240	1	239	228	95.0%	96.1%
Renaissance at St. Andrews Condominiums		Louisville, KY	30	—	30	29	96.7%	98.3%
Ashley Oaks Apartment Homes		San Antonio, TX	462	2	460	437	94.6%	95.8%
Arrowhead Apartment Homes		Palatine, IL	200	1	199	186	93.0%	94.6%
The Moorings Apartments		Roselle, IL	216	1	215	205	94.9%	96.5%
Forty 57 Apartments		Lexington, KY	436	1	435	414	95.0%	97.0%
Keystone Farms Apartments		Nashville, TN	90	—	90	86	95.6%	95.6%
Riverford Crossing Apartments		Frankfort, KY	300	1	299	289	96.3%	97.7%
Valley Farms North		Louisville, KY	128	1	127	119	93.0%	94.9%
Montecito Apartments		Austin, TX	268	2	266	245	91.4%	93.5%
Hilliard Grand Apartments		Dublin, OH	314	1	313	300	95.5%	97.7%
The Hills at Fair Oaks		Fair Oaks Ranch, TX	288	2	286	271	94.1%	96.7%
Library Lofts East		Kansas City, MO	118	—	118	102	86.4%	87.3%
Trails at Buda Ranch		Buda, TX	264	1	263	251	95.1%	97.3%
Deep Deuce at Bricktown		Oklahoma City, OK	294	2	292	277	94.2%	95.9%
Deer Valley Apartments		Lake Bluff, IL	224	1	223	205	91.5%	93.0%
Grayson Ridge Apartment Homes		North Richland Hills, TX	240	1	239	230	95.8%	97.3%
Rosemont Olmos Park Apartments		San Antonio, TX	144	1	143	132	91.7%	93.7%
Retreat at Quail North		Oklahoma City, OK	240	1	239	223	92.9%	94.9%
Lodge at Trails Edge		Indianapolis, IN	268	1	267	256	95.5%	96.9%
Arbors of Carrolton		Carrolton, TX	131	—	131	125	95.4%	96.0%
Waterford on the Meadow		Plano, TX	350	—	350	330	94.3%	96.5%

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family (continued)
The Belmont	Grand Prairie, TX	260	—	260	247	95.0%	97.1%
Meritage at Steiner Ranch	Austin, TX	502	3	499	466	92.8%	95.1%
Tapestry Park Apartments	Birmingham, AL	354	1	353	338	95.5%	96.5%
Dawntree Apartments	Carrolton, TX	400	—	400	378	94.5%	95.7%
Stuart Hall Lofts	Kansas City, MO	115	—	115	108	93.9%	95.4%
Bricegrove Park Apartments	Canal Winchester, OH	240	—	240	223	92.9%	94.8%
Retreat at Hamburg Place	Lexington, KY	150	1	149	143	95.3%	96.5%
Cantare at Indian Lake Village	Hendersonville, TN	206	1	205	195	94.7%	97.1%
The Landing at Mansfield	Mansfield, TX	336	2	334	318	94.6%	96.0%
Heights at 2121	Houston, TX	504	4	500	473	93.8%	95.9%
Villas at Huffmeister	Houston, TX	294	1	293	278	94.6%	97.5%
Villas at Kingwood	Kingwood, TX	330	1	329	327	99.1%	100.0%
Waterford Place at Riata Ranch	Cypress, TX	228	1	227	213	93.4%	95.5%
Carrington Place	Houston, TX	324	1	323	313	96.6%	98.1%
Carrington at Champion Forest	Houston, TX	284	1	283	277	97.5%	99.2%
Carrington Park at Huffmeister	Cypress, TX	232	1	231	226	97.4%	98.9%
Willow Crossing Apartments	Elk Grove Village, IL	579	2	577	528	91.2%	92.7%
Echo at Katy Ranch	Katy, TX	260	1	259	251	96.5%	97.8%
Heritage Grand at Sienna Plantation	Missouri City, TX	240	1	239	226	94.2%	96.1%
Audubon Park Apartments	Nashville, TN	256	1	255	227	88.7%	92.9%
Mallard Crossing Apartments	Loveland, OH	350	2	348	328	93.7%	96.3%
Reserve at Creekside	Chattanooga, TN	192	1	191	179	93.2%	94.4%
Mapleshade Park	Dallas, TX	148	1	147	141	95.3%	96.8%
Richland Falls	Murfreesboro, TN	276	1	275	263	95.3%	96.0%
Oak Crossing Apartments	Fort Wayne, IN	222	1	221	210	94.6%	97.6%
Park Shore Apartments	St. Charles, IL	160	—	160	158	98.8%	99.7%
Total		15,841	63	15,778	14,938	94.3%	96.2%

		Total Units	Total Square Footage	Occupied Square Footage	% Occupied
Commercial
Library Lofts Commercial	Kansas City, MO	2	16,680	16,680	100.0%
Stuart Hall Commercial	Kansas City, MO	1	4,450	4,450	100.0%
Meritage at Steiner Ranch Commercial	Austin, TX	1	4,843	—	—%
Total		4	25,973	21,230	81.4%

Monthly Portfolio Snapshot	|	NOVEMBER 2017

Property		Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Clarion Park Apartments		Olathe, KS	220	1	219	201	91.4%	93.9%
Truman Farm Villas		Grandview, MO	200	1	199	197	98.5%	99.6%
EBT Lofts		Kansas City, MO	102	—	102	92	90.2%	91.4%
Renaissance at St. Andrews		Louisville, KY	216	—	216	206	95.4%	96.5%
Spring Creek Apartments		Edmond, OK	252	2	250	236	93.7%	95.3%
Montclair Parc Apartment Homes		Oklahoma City, OK	360	2	358	341	94.7%	95.6%
Sonoma Grande Apartments		Tulsa, OK	336	1	335	313	93.2%	95.0%
Estancia Apartments		Tulsa, OK	294	1	293	280	95.2%	96.6%
Valley Farms Apartment Homes		Louisville, KY	160	1	159	155	96.9%	98.6%
Hilliard Park Apartments		Columbus, OH	201	1	200	188	93.5%	95.4%
Sycamore Terrace Apartments		Terre Haute, IN	250	1	249	237	94.8%	96.5%
Hilliard Summit Apartments		Columbus, OH	208	1	207	198	95.2%	96.6%
Springmarc Apartments		San Marcos, TX	240	1	239	229	95.4%	95.9%
Renaissance at St. Andrews Condominiums		Louisville, KY	30	—	30	30	100.0%	98.3%
Arrowhead Apartment Homes		Palatine, IL	200	1	199	186	93.0%	94.3%
The Moorings Apartments		Roselle, IL	216	1	215	206	95.4%	95.9%
Forty 57 Apartments		Lexington, KY	436	1	435	415	95.2%	96.3%
Keystone Farms Apartments		Nashville, TN	90	—	90	86	95.6%	98.0%
Riverford Crossing Apartments		Frankfort, KY	300	1	299	287	95.7%	96.9%
Valley Farms North		Louisville, KY	128	1	127	118	92.2%	93.9%
Montecito Apartments		Austin, TX	268	2	266	245	91.4%	93.5%
Hilliard Grand Apartments		Dublin, OH	314	1	313	300	95.5%	97.2%
The Hills at Fair Oaks		Fair Oaks Ranch, TX	288	2	286	271	94.1%	96.0%
Library Lofts East		Kansas City, MO	118	—	118	99	83.9%	85.8%
Deep Deuce at Bricktown		Oklahoma City, OK	294	2	292	270	91.8%	94.1%
Deer Valley Apartments		Lake Bluff, IL	224	1	223	208	92.9%	94.5%
Retreat at Quail North		Oklahoma City, OK	240	1	239	227	94.6%	96.7%
Lodge at Trails Edge		Indianapolis, IN	268	1	267	254	94.8%	96.6%
Arbors of Carrolton		Carrolton, TX	131	—	131	125	95.4%	95.6%
Waterford on the Meadow		Plano, TX	350	—	350	332	94.9%	96.9%
Tapestry Park Apartments		Birmingham, AL	354	1	353	335	94.6%	95.9%
Dawntree Apartments		Carrolton, TX	400	—	400	374	93.5%	94.1%
Stuart Hall Lofts		Kansas City, MO	115	—	115	106	92.2%	93.5%
Bricegrove Park Apartments		Canal Winchester, OH	240	—	240	223	92.9%	94.6%
Retreat at Hamburg Place		Lexington, KY	150	1	149	141	94.0%	95.2%
Heights at 2121		Houston, TX	504	4	500	472	93.7%	96.0%
Villas at Huffmeister		Houston, TX	294	1	293	273	92.9%	95.9%
Villas at Kingwood		Kingwood, TX	330	1	329	327	99.1%	99.8%
Waterford Place at Riata Ranch		Cypress, TX	228	1	227	208	93.9%	96.4%
Carrington Place		Houston, TX	324	1	323	310	92.6%	94.1%
Carrington at Champion Forest		Houston, TX	284	1	283	278	94.7%	97.1%
Carrington Park at Huffmeister		Cypress, TX	232	1	231	225	94.0%	96.0%

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family (continued)
Willow Crossing Apartments	Elk Grove Village, IL	579	2	577	524	90.5%	91.7%
Echo at Katy Ranch	Katy, TX	260	1	259	251	96.5%	98.2%
Heritage Grand at Sienna Plantation	Missouri City, TX	240	1	239	224	93.3%	95.1%
Mallard Crossing Apartments	Loveland, OH	350	1	349	332	94.9%	96.8%
Reserve at Creekside	Chattanooga, TN	192	1	191	175	91.1%	93.1%
Mapleshade Park	Dallas, TX	148	1	147	141	95.3%	97.0%
Oak Crossing Apartments	Fort Wayne, IN	222	1	221	212	95.5%	97.9%
Park Shore Apartments	St. Charles, IL	160	—	160	158	98.8%	100.0%
Total		12,540	48	12,492	11,821	94.3%	95.9%

		Total Units	Total Square Footage	Occupied Square Footage	% Occupied
Commercial
Library Lofts Commercial	Kansas City, MO	2	16,680	16,680	100.0%
Stuart Hall Commercial	Kansas City, MO	1	4,450	4,450	100.0%
Total		3	21,130	21,130	100.0%

Monthly Portfolio Snapshot	|	DECEMBER 2017

Property		Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Clarion Park Apartments		Olathe, KS	220	1	219	197	89.5%	94.9%
Truman Farm Villas		Grandview, MO	200	1	199	198	99.0%	99.9%
EBT Lofts		Kansas City, MO	102	—	102	91	89.2%	93.5%
Renaissance at St. Andrews		Louisville, KY	216	—	216	205	94.9%	96.5%
Spring Creek Apartments		Edmond, OK	252	2	250	235	93.3%	95.4%
Montclair Parc Apartment Homes		Oklahoma City, OK	360	2	358	341	94.7%	95.9%
Sonoma Grande Apartments		Tulsa, OK	336	1	335	311	92.6%	93.3%
Estancia Apartments		Tulsa, OK	294	1	293	279	94.9%	96.7%
Valley Farms Apartment Homes		Louisville, KY	160	1	159	155	96.9%	97.8%
Hilliard Park Apartments		Columbus, OH	201	1	200	187	93.0%	95.4%
Sycamore Terrace Apartments		Terre Haute, IN	250	1	249	233	93.2%	95.0%
Hilliard Summit Apartments		Columbus, OH	208	1	207	197	94.7%	96.9%
Springmarc Apartments		San Marcos, TX	240	1	239	223	92.9%	94.0%
Renaissance at St. Andrews Condominiums		Louisville, KY	30	—	30	29	96.7%	98.0%
Arrowhead Apartment Homes		Palatine, IL	200	1	199	187	93.5%	95.8%
The Moorings Apartments		Roselle, IL	216	1	215	204	94.4%	95.6%
Forty 57 Apartments		Lexington, KY	436	1	435	414	95.0%	96.3%
Keystone Farms Apartments		Nashville, TN	90	—	90	86	95.6%	97.1%
Riverford Crossing Apartments		Frankfort, KY	300	1	299	285	95.0%	96.6%
Valley Farms North		Louisville, KY	128	1	127	118	92.2%	94.2%
Montecito Apartments		Austin, TX	268	2	266	243	90.7%	93.1%
Hilliard Grand Apartments		Dublin, OH	314	1	313	297	94.6%	95.9%
The Hills at Fair Oaks		Fair Oaks Ranch, TX	288	2	286	268	93.1%	95.0%
Library Lofts East		Kansas City, MO	118	—	118	103	87.3%	88.5%
Deep Deuce at Bricktown		Oklahoma City, OK	294	2	292	269	91.5%	93.7%
Retreat at Quail North		Oklahoma City, OK	240	1	239	227	94.6%	97.1%
Lodge at Trails Edge		Indianapolis, IN	268	1	267	255	95.1%	95.7%
Arbors of Carrollton		Carrollton, TX	131	—	131	124	94.7%	95.7%
Waterford on the Meadow		Plano, TX	350	—	350	330	94.3%	95.6%
Tapestry Park Apartments		Birmingham, AL	354	1	353	330	93.2%	95.4%
Dawntree Apartments		Carrollton, TX	400	—	400	372	93.0%	93.6%
Stuart Hall Lofts		Kansas City, MO	115	—	115	104	90.4%	91.5%
BriceGrove Park Apartments		Canal Winchester, OH	240	—	240	225	93.8%	95.1%
Retreat at Hamburg Place		Lexington, KY	150	1	149	139	92.7%	93.2%
Heights at 2121		Houston, TX	504	4	500	474	94.0%	96.4%
Villas at Huffmeister		Houston, TX	294	1	293	273	92.9%	94.6%
Villas of Kingwood		Kingwood, TX	330	1	329	319	96.7%	98.3%
Waterford Place at Riata Ranch		Cypress, TX	228	1	227	211	92.5%	95.3%

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family (continued)
Carrington Place	Houston, TX	324	1	323	302	93.2%	93.6%
Carrington at Champion Forest	Houston, TX	284	1	283	276	97.2%	97.7%
Carrington Park at Huffmeister	Cypress, TX	232	1	231	218	94.0%	96.3%
Willow Crossing Apartments	Elk Grove Village, IL	579	2	577	522	90.2%	91.0%
Echo at Katy Ranch	Katy, TX	260	1	259	251	96.5%	98.4%
Heritage Grand at Sienna Plantation	Missouri City, TX	240	1	239	226	94.2%	96.6%
Mallard Crossing Apartments	Loveland, OH	350	1	349	334	95.4%	97.0%
Reserve at Creekside	Chattanooga, TN	192	1	191	174	90.6%	93.2%
Mapleshade Park	Dallas, TX	148	1	147	141	95.3%	96.4%
Oak Crossing Apartments	Fort Wayne, IN	222	1	221	215	96.8%	98.1%
Total		12,156	47	12,109	11,397	93.8%	95.4%

		Total Units	Total Square Footage	Occupied Square Footage	% Occupied
Commercial
Library Lofts Commercial	Kansas City, MO	2	16,680	16,680	100.0%
Stuart Hall Commercial	Kansas City, MO	1	4,450	4,450	100.0%
Total		3	21,130	21,130	100.0%

DEFINITIONS OF PORTFOLIO PERFORMANCE METRICS

Total Units:	Number of units per property at the end of the reporting period.

Non-Revenue Units:	Number of model units or other non-revenue administrative units at the end of the reporting period.

Rentable Units:	Total Units less Non-Revenue Units at the end of the reporting period.

Average Occupied Units:	Number of units occupied based on a weekly average during the reporting period.

Average Percent Occupied:	Percent of units occupied (Average Occupied Units divided by Total Units).

Percent Leased:	Percent of Total Units leased at the end of the reporting period (number of leased units divided by Total Units).

Total Square Footage:	Total square footage of commercial property at the end of the reporting period.

Occupied Square Footage:	Total square footage of commercial property occupied at the end of the reporting period.

Percent Occupied:	Percent of square footage occupied (Occupied Square Footage divided by Total Square Footage).